As filed with the Securities and Exchange Commission on October 3, 2007

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

Louisiana	72-1395273
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

4500 N.E. Evangeline Thruway Carencro, Louisiana	70520
(Address of principal executive offices)	(Zip Code)

Seventh Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan

(Full title of the plan)

G. Darcy Klug

Executive Vice President

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Name and address of agent for service)

(337) 896-6664

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	1,500,000	$7.93	$11,895,000	$365

(1)	Represents the maximum number of additional shares that may be issued under the Seventh Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions. A total of (i) 250,000 shares issuable under the Plan were previously registered on Form S-8 filed on August 31, 2006 (Reg. No. 333-137022); (ii) 1,000,000 shares issuable under the Plan were previously registered on Form S-8 filed on July 18, 2005 (Reg. No. 333-126679); (iii) 833,333 shares issuable under the Plan were previously registered on Form S-8 filed on November 3, 2003 (Reg. No. 333-110198); (iv) 500,000 shares (166,667 shares following the Company’s July 2002 one for three reverse stock split) issuable under the Plan were previously registered on Form S-8 filed on June 18, 1999 (Reg. No. 333-80973); and (v) 1,500,000 shares (500,000 shares following the Company’s July 2002 one for three reverse stock split) issuable under the Plan were previously registered on Form S-8 filed on April 3, 1998 (Reg. No. 333-49409).
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and (c), based on the average of the high and low sales price of a share of the Registrant’s common stock on October 1, 2007 as reported on the NASDAQ Global Market with respect to the 1,500,000 shares that my be issued under the Plan.

Explanatory Statement

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 and pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register up to 1,500,000 shares of its common stock issued or issuable under the Seventh Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Plan”). The issuance of the additional shares under the Plan was approved by the Company’s Board of Directors and by the Company’s shareholders.

Pursuant to General Instruction E of Form S-8, the contents of Registration Statement Nos. 333-137022, 333-126679, 333-110198, 333-80973 and 333-49409 relating to the Plan described herein are incorporated herein by reference.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

•	Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2006 (filed with the SEC on March 16, 2007);

•	Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007 (filed with the SEC on May 10, 2007) and as amended on June 19, 2007 and August 29, 2007;

•	Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007 (filed with the SEC on August 9, 2007);

•

Registrant’s current reports on Form 8-K filed with the SEC on January 11, 2007; January 16, 2007; January 22, 2007; January 30, 2007; March 8, 2007; March 8, 2007; March 14, 2007; April 3, 2007; May 1, 2007; May 4, 2007; May 16, 2007; May 16, 2007; May 21, 2007; June 13, 2007; and August 23, 2007;

•	Registrant’s proxy statement on Schedule 14A, filed with the SEC on July 5, 2007; and

•	The description of Registrant’s common stock set forth in Registrant’s registration statement on Form S-1, filed with the SEC on June 1, 2006 (Reg. No. 333-131696).

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports or documents (other than any information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01). Any statement contained in a report or document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed report or document which also is deemed to be incorporated by reference herein) modifies or supersedes such statement.

Item 8.	Exhibits.

EXHIBIT NO.	DESCRIPTION
4.1*	Seventh Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan

5.1*	Opinion of Locke Lord Bissell & Liddell LLP

23.1*	Consent of Pannell Kerr Forster of Texas, P.C.

23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page hereto)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carencro, State of Louisiana, on the 3rd day of October, 2007.

OMNI ENERGY SERVICES CORP.

By:	/s/ James C. Eckert
James C. Eckert
President, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James C. Eckert and Gregory B. Milton, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent of his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James C. Eckert James C. Eckert	President, Chief Executive Officer, Chairman of the Board (Principal Executive Officer)	October 3, 2007

/s/ Gregory B. Milton	Chief Accounting Officer (Principal Financial Officer)	October 3, 2007
Gregory B. Milton

/s/ Edward E. Colson III	Director	October 3, 2007
Edward E. Colson III

/s/ Barry E. Kaufman	Director	October 3, 2007
Barry E. Kaufman

/s/ Dennis R. Sciotto	Director	October 3, 2007
Dennis R. Sciotto

/s/ Richard C. White	Director	October 3, 2007
Richard C. White

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1*	Seventh Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan

5.1*	Opinion of Locke Lord Bissell & Liddell LLP

23.1*	Consent of Pannell Kerr Forster of Texas, P.C.

23.2	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page hereto)

*	Filed herewith